UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 22, 2007

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

      New York                         1-7657                  13-4922250
-----------------------------  ------------------------   -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation                                            Identification No.)
 or organization)


200 Vesey Street, World Financial Center
New York, New York                                            10285
---------------------------------------------------         ----------
(Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code: (212) 640-2000


             ---------------------------------------------------
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

--- Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

--- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

--- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

--- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     (d) On January 22, 2007, the Board of Directors of American Express Company (the "Company") elected Richard C. Levin as a director of the Company. In addition, on January 22, 2007, the Board of Directors elected Ronald A. Williams as a director of the Company, effective January 26, 2007. The Board expects to appoint Messrs. Levin and Williams to one or more committees of the Board at a later date. A copy of the press release announcing the election of Messrs. Levin and Williams is attached as Exhibit
99.1 to this Current Report on Form 8-K.

(e)      EXECUTIVE COMPENSATION MATTERS
         ------------------------------

2007 BASE SALARY
----------------

     On January 22, 2007, the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of the Company approved the annual base salaries (effective as of such date) of the Company's executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company's Named Executive Officers (which officers were determined by reference to the Company's proxy statement, dated March 17, 2006) for 2007 and 2006:


NAME AND POSITION                    YEAR              BASE SALARY
-----------------                    ----              -----------

Kenneth I. Chenault                  2007              $1,250,000
   Chairman and Chief                2006              1,100,000
   Executive Officer

Gary L. Crittenden                   2007              675,000
   Executive Vice President          2006              575,000
   and Chief Financial Officer;
   Head, Global Network
   Services

Edward P. Gilligan                   2007              725,000
   Group President                   2006              575,000
   American Express International
   and Global Corporate Services

Alfred F. Kelly, Jr.                 2007              725,000
   Group President                   2006              575,000
   Consumer, Small
   Business and Merchant Services

Louise M. Parent                     2007              525,000
   Executive Vice President          2006              500,000
   and General Counsel


PORTFOLIO GRANT AWARDS
----------------------

     On January 25, 2007, the Compensation Committee approved the performance-based criteria by which potential payouts to the Company's executive officers under Portfolio Grant 2007-2009 ("PG07-09") awards, which will be based on the Company's performance during the three years ending December 31, 2009, will be determined. The PG07-09 awards for the Company's executive officers are made pursuant to the Company's 1998 Incentive Compensation Plan, as amended (which was filed as Exhibit 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and with amendments approved most recently by shareholders at the Company's 2002 annual meeting). The Compensation Committee's intent is to structure the PG07-09 awards using "performance-based" goals that are designed to allow the Company to pay competitive compensation based on performance and fully deduct the compensation ultimately paid to the executive officers under these awards under U.S. tax law and regulations.

     Portfolio grant awards are based on the following four components, each of which represents 25% of the total target value of an award: (1) the Company's average annual diluted earnings per share ("EPS"); (2) the Company's average annual net revenue; (3) the Company's average annual return on equity ("ROE"); and (4) the Company's total shareholder return (I.E., share price appreciation plus dividends) compared to that of the S&P 500, in each case for the applicable three-year period, with the potential award payout determined by reference to a table of possible performance and earned payout levels. In determining average annual diluted EPS and average annual ROE, the Company's reported net income will be adjusted to exclude the cumulative effect of accounting changes, income and losses from discontinued operations and extraordinary gains and losses as determined under generally accepted accounting principles. Net revenue is the Company's total net revenue as reported by the Company. Each component will earn value only if the Company achieves at least a threshold level of performance.

     Under the terms of portfolio grant awards, the Compensation Committee will be precluded from paying an executive officer more than the maximum payout called for by reference to the particular performance level achieved by the Company during the applicable performance period; HOWEVER, the Compensation Committee will have the flexibility to reduce this amount in its complete discretion. In exercising its discretion, the Compensation Committee may take into consideration the executive's business unit's/staff group's results, the executive's individual performance or other criteria as it may determine.


     The earned payouts to the Company's executive officers in respect of a portfolio grant award generally are made in the February immediately following the end of the applicable three-year performance period. A portfolio grant award to an executive officer may be paid in the form of cash, restricted shares of the Company's common stock, letters of intent to deliver shares of the Company's common stock, or a combination thereof, as determined by the Compensation Committee in its discretion. Generally, an executive officer must be continuously employed by the Company through the date of payment to be eligible to receive such payout.

     A copy of the form of portfolio grant award agreement is filed as Exhibit
10.1 to this report and is hereby incorporated by reference.

     Under the performance schedules approved by the Compensation Committee, the potential payout that may be made to the CEO in respect of PG07-09 awards ranges from a "threshold payout" of $868,750 to a "maximum payout" of $12,031,250. The potential payout that may be made to the Company's executive officers other than the CEO ranges from a "threshold payout" of $139,000 to a "maximum payout," depending on the executive, of up to $3,609,375. The "threshold payout" represents the maximum amount (assuming no downward adjustment by the Compensation Committee) that may be paid assuming the achievement of the minimum levels of performance at which a payout may first be made. The "maximum payout" represents the maximum amount (assuming no downward adjustment by the Compensation Committee) that may be paid assuming the achievement of the maximum level of performance under the award provisions.


SUPPLEMENTAL RETIREMENT PLAN
----------------------------

     On January 22, 2007, the Compensation Committee approved the amendment and restatement of the Company's Supplemental Retirement Plan (the "Amended SRP") for eligible U.S. employees, effective as of July 1, 2007. A brief summary of the amendments made to the Amended SRP is set forth below, and a copy of the Amended SRP is filed as Exhibit 10.2 to this report and is hereby incorporated by reference.

     U.S. tax law limits the amount of benefits that the Company can provide under its tax-qualified plans: the American Express Retirement Plan, as amended (the "RP"), and the American Express Retirement Savings Plan (formerly known as, the American Express Incentive Savings Plan, as amended) (the "RSP"). The Amended SRP is an unfunded, nonqualified deferred compensation arrangement that primarily provides benefits that cannot be payable under the Company's tax-qualified plans because of the limitations imposed on such plans by the Internal Revenue Code of 1986, as amended (the "Code").

     Generally, participation in the Amended SRP is limited to highly compensated U.S. employees who have compensation in excess of tax-qualified plan limitations under the Code.

     Each participant in the Amended SRP has an RP-related account for benefits that cannot be provided under the RP and an RSP-related account for benefits that cannot be provided under the ISP, which accounts are subject to the same vesting requirements as under the RP and RSP, respectively.

     The amendments made to the Amended SRP provide that, generally, no contribution shall be made to a participant's RP-related account for any pay period ending on or after July 1, 2007.

     In addition, the amendments made to the Amended SRP provide that:

      - effective July 1, 2007, the definition of compensation for RSP-related account purposes will change from base pay to "total pay" (as defined in the RSP) and will also include the value of restricted stock awards granted to participants in lieu of cash annual incentive awards under the 1998 Plan or any successor plan thereto;

      - effective January 1, 2008, the definition of compensation for RSP-related account purposes for a participant for a given year will exclude any incentive pay for such year in excess of one times the participant's base salary for such year;o

      - the Company will no longer make a Company stock contribution to a participant's RSP-related account for any pay period ending on or after July 1, 2007;

      - the Company will make an annual contribution to a participant's RSP-related account for the portion of the RSP conversion contribution that could not be made to the participant under the RSP for such year as a result of the limitations imposed by the Code; and

      - in the event of a "change in control" of the Company (as defined in the Amended SRP), if the RSP is frozen or terminated and is not replaced by a comparable qualified incentive savings plan, or there are no investment funds available under the RSP (or successor qualified investment savings plan) to which a participant may direct the investment of his or her RSP-related account, then a participant's RSP-related account will be thereafter credited with earnings of at least the average corporate bond yield rate for each such calendar year, as announced by Moody's Investor Services for borrowers rated "A" (the "Moody's A Rate").


         NEW DEFERRAL ACCOUNTS
         ---------------------

     In prior years, as part of its overall retirement program, the Company has adopted a separate voluntary compensation program each year, which programs have allowed for deferrals of compensation by certain U.S. employees, with annual interest crediting on deferred amounts according to a schedule based on the annual ROE of the Company for the relevant year and the Company's ROE target. Under prior years' plans, interest crediting in excess of the lowest applicable schedule rate has been subject to five-year vesting or earlier retirement eligibility (i.e., age 55 with ten or more actual or deemed years of service to the Company).

     The Amended SRP will now include the voluntary deferral program of the Company for the 2008 and later calendar years. The amendments made to the Amended SRP to provide for the deferral program include:

      - generally, employees eligible to participate in the deferral program under the Amended SRP include active, senior-level employees, who are either subject to U.S. federal income tax for such year or designated by the Company as an eligible U.S. dollar-paid expatriate who is a U.S. citizen or U.S. green card holder for such year;

      - eligible participants will have a separate deferral subaccount for each year in which they participate in the deferral program, to which the amounts deferred by the participant for such year will be credited;


      - eligible participants may defer payment of their base salary, annual cash bonus or any eventual payout of portfolio grant awards under the 1998 Plan or any successor plan thereto;

      - the minimum amount that a participant may defer for a given year from each source is $5,000, and the maximum total amount that a participant may defer from all sources for a given year is one times base salary;


      - elections to defer compensation generally must be made in the year prior to the year in which the compensation is earned, in accordance with applicable U.S. federal income tax laws;

      - at the time of a deferral election for a given year, the participant must specify the time when the deferral account for such year will be paid, which may be either the participant's retirement or a specified date at least five years after the end of the year in which the compensation is earned; and

      - at the time of a deferral election for a given year, the participant must specify the form of payment for the deferral account for such year, which may be a lump sum or five, ten or 15 substantially equal annual installments.


     The amendments made to the Amended SRP provide that deferred balances will be credited with annual interest equivalents according to a schedule based on the reported ROE of the Company for each relevant year and the Company's publicly announced ROE target, subject to the vesting requirements described below, as follows:

      - if the Company's annual ROE for a given year is less than the low end of the Company's ROE target range (i.e., currently 33%), then the balance maintained in a participant's deferral account for such year will be credited with the Moody's A Rate;

      - if the Company's annual ROE for a given year is within the Company's ROE target range (i.e., currently, 33% - 36%), then the balance maintained in a participant's deferral account for such year will be credited with an interest equivalent at the rate of 9%; and

      - if the Company's annual ROE for a given year is greater than the high end of the Company's ROE target range (i.e., currently 36%), then the balance maintained in a participant's deferral account for such year will be credited with an interest equivalent at the rate of 11%.


     To the extent that, in the future, the Company adjusts its ROE target, the Compensation Committee may adjust the ROE schedule rates, prospectively or retroactively, in its sole discretion without a participant's prior consent or notice.

     The amendments made to the Amended SRP provide that in order to receive interest crediting on deferred amounts in excess of the Moody's A Rate, a participant must defer such amounts until retirement eligibility. In the event a participant's deferral account is payable prior to the participant's becoming retirement eligible, it will be paid out with interest equivalents credited for the entire period of deferral using only the Moody's A Rate.

     Payment of a participant's deferral account generally is made in the form (lump sum or installments) specified by the participant, except in the event of the participant's separation from service prior to retirement eligibility or the death of the participant, in which situations, payment is made in a lump sum regardless of the participant's election.

     The amendments made to the Amended SRP provide that upon a "change of control" of the Company, participants' deferral account balances are funded into a rabbi trust, and:

        the applicable interest crediting rate for the calendar year in which the change in control occurs and the immediately following calendar year will be no less than 9%;

        the applicable interest crediting rate for the second calendar year immediately following the calendar year in which the change in control occurs and each calendar year thereafter will be no less than the Moody's A Rate for such calendar year; and

        if a participant who is eligible to receive lump-sum severance under the Company's severance plan experiences a separation from service within the two-year period following a change in control, and the participant would have become retirement eligible during the serial severance period for which the participant would have been eligible in a non-change-in-control situation, then upon such separation from service, the participant shall immediately become 100% vested in the earnings on his or her deferral accounts as if the participant were retirement eligible on the date of the separation from service.

ADJUSTMENT OF 1994-2006 PAY-FOR-PERFORMANCE DEFERRAL PROGRAM RATES
------------------------------------------------------------------

     On January 22, 2007, the Compensation Committee approved the adoption of revised interest crediting rate schedules (which are based on the Company's reported ROE) under the Company's 1994-2004 Pay-for-Performance Deferral Programs and its 2005-2006 Pay-for-Performance Deferral Programs.

     For the Company's 1994-2004 Pay-for-Performance Deferral Programs, the interest schedule provides for interest crediting on amounts deferred under such plans according to a schedule based on the reported ROE of the Company for the relevant year and the Company's publicly announced long-term ROE target. As a result of the Compensation Committee's action, the interest crediting schedule for these programs is now as follows:

     ROE                                         CREDITING RATE
     ---                                         --------------
     Below Target ROE                            Moody's A Rate
     At Target ROE (currently 33%-36%)           13%
     Above Target ROE                            16%

         For the Company's 2005-2006 Pay-for-Performance Deferral Programs, the interest schedule is the same as that applicable under the 2007 Pay-for-Performance Deferral Program. As a result of the Compensation Committee's action, the interest crediting schedule for these programs is now as follows:

     ROE                                         RATE
     ---                                         ----
     Below Target ROE                            Moody's A Rate
     At Target ROE (currently 33%-36%)           9%
     Above Target ROE                            11%



Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1 Form of award agreement for executive officers in connection with Portfolio Grant awards under the American Express Company 1998 Incentive Compensation Plan, as amended.

10.2 American Express Amended and Restated Supplemental Retirement Plan, effective July 1, 2007.

99.1 Press Release dated January 26, 2007, regarding the election of Messrs. Richard C. Levin and Ronald A. Williams to the Company's Board of Directors.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  AMERICAN EXPRESS COMPANY
                                                  (REGISTRANT)

                                                  By: /s/ Stephen P. Norman
                                                      Name:  Stephen P. Norman
                                                      Title: Secretary

Date:   January 26, 2007

                                EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
---------    -----------------------------------------------------
10.1         Form of award agreement for executive officers in connection with
             Portfolio Grant awards under the American Express Company 1998
             Incentive Compensation Plan, as amended.

10.2 American Express Amended and Restated Supplemental Retirement Plan, effective July 1, 2007.

99.1 Press Release dated January 26, 2007, regarding the election of Messrs. Richard C. Levin and Ronald A. Williams to the Company's Board of Directors.